WidePoint Reports First Quarter ‘07 Results
Conference Call Scheduled for 4:30 p.m. EDT Today

FAIRFAX, Va. – May 10, 2007 — WidePoint Corporation (AMEX: WYY), a leading provider of information technology assurance and identity management services, today announced financial results for the first quarter ended March 31, 2007.

WidePoint reported revenue of $2.9 million for the first quarter of 2007, an increase of 6% compared to revenue of $2.7 million for the first quarter of 2006. The Public Key Infrastructure (“PKI”) credentialing and managed services segment experienced 40% growth from $223,000 for the first quarter of 2006 to $310,000 for the first quarter of 2007. The company issued 2,843 credentials during the first quarter of 2007 as compared to 1,733 credentials during the first quarter of 2006. WidePoint’s Consulting Services segment witnessed a slight increase in revenues from $2,461,000 in the first quarter of 2006 to $2,542,000 in the first quarter of 2007. Net loss for the first quarter of 2007 was $376,100 or a loss of $0.01 per share compared with a net loss of $258,200 or $0.01 per share in the first quarter of 2006. The company ended the first quarter of 2007 with working capital of approximately $3.5 million, cash and cash equivalents of approximately $2.7 million, no senior debt and total stockholders equity of approximately $7.5 million.

Other first quarter 2007 highlights include:

•	WidePoint was awarded a multi-year contract to provide an enterprise-wide Smart ID solution to a federal contractor with over 10,000 initial users and the opportunity to expand to over 100,000 users. The solution complies with Homeland Presidential Directive 12 (“HSPD-12’), Federal Information Processing Standards Publication Series 201 (‘FIPS 201”) and Personal Identification Verification (“PIV II”) requirements and regulations.

•	WidePoint was awarded and is deploying 3,000 initial first responder credentials under several State initiatives with two major integrators funded by Department of Homeland Security (“DHS”) Grants.

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•	WidePoint commenced several teaming agreements in three new vertical markets to leverage the Federal PKI in Health Care, Insurance, and Hospitality industries.

•	WidePoint launched work on a Department of Defense (“DoD”) physical access initiative to include ORC© External Certificate Authority (“ECA”) certificates on smartcards to support non-DoD entities transacting business with U.S. government entities.

•	WidePoint experienced approximately 80% renewal rates of ECA credentials during the quarter ending March 31, 2007.

Steve Komar, CEO of WidePoint, stated, “Our efforts to strategically position and build a base of business within the Identity Management marketplace is beginning to take hold as we start to expand our presence and expertise with a range of new customers, partners, and integrators.”

Dan Turissini, CTO of WidePoint commented, “Our most recent award to provide an enterprise-wide Smart ID solution represents the first government contractor to fully leverage federal compliant identity management to satisfy both internal and business-to-government transaction protection. Our solution implements a full spectrum turnkey solution from card request to card termination enabling full compliance with recent Federal Acquisition Regulations that address identity management, strong authentication and HSPD-12.”

Turissini added, “Working with the first responder community, establishing pilots within the health care, insurance and hospitality industries, and addressing international government-to-government credentialing needs continues to extend our reach as this new marketplace matures. We continue to be excited about the long-term opportunities as the need and adoption of strong authentication grows.”

WidePoint will hold a conference call with CEO Steve Komar and senior members of the management team today at 4:30 p.m. Eastern Time. The call will cover the company’s first quarter results. Komar will open the call and a question-and-answer session will follow.

To participate, dial (888) 802-8574 any time after 4:20 p.m. Eastern Time. International callers should dial (973) 628-6885. While in conference, if callers should experience any difficulty or require operator assistance, they can press the (*) followed by the (0) button. This will call an operator to the line.

About WidePoint

WidePoint is a leading provider of information technology assurance and identity management services to the government sector and commercial markets. WidePoint specializes in providing systems engineering, integration and information technology services. WidePoint’s wholly owned subsidiary, ORC, is at the forefront of implementing government-compliant eAuthentication identity management managed services and associated systems engineering and integration. ORC has earned four major U.S. federal government certifications offering the highest levels of assurance for transactions over the Internet.

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WidePoint’s portfolio of customers encompasses U.S. Federal Government agencies, including the Department of Defense, the Department of Homeland Security and the Department of Justice as well as major U.S. defense contractors and several major pharmaceutical companies. For more information, visit http://www.widepoint.com.

An investment profile about WidePoint may be found at http://www.hawkassociates.com/wyyprofile.aspx.

For investor relations information regarding WidePoint, visit http://www.hawkassociates.com and http://www.americanmicrocaps.com, or contact Frank Hawkins or Cale Smith, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. To receive these releases via e-mail, subscribe at http://www.hawkassociates.com/email.aspx.

Safe-Harbor Statement: Under the Private Securities Litigation Reform Act of 1995. This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; (iv) the declaration and payment of dividends; and (v) the risk factors disclosed in the Company’s periodic reports filed with the SEC. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company’s Forms 10-K and 10-Q filed with the SEC.

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WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

Consolidated Balance Sheets	March 31, 2007	December 31, 2006
Assets	(unaudited)	(unaudited)
Current assets:
Cash and cash equivalents	$2,741,592	$2,774,813
Accounts receivable	3,293,146	6,220,444
Prepaid expenses and other assets	553,384	463,369

Total current assets	6,588,122	9,458,626

Property and equipment, net	203,129	205,231
Goodwill	2,526,110	2,526,110
Intangibles, net	1,257,105	1,358,212
Other assets	56,192	56,192

Total assets	$10,630,658	$13,604,371

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,620,533	$4,364,747
Accrued expenses	901,369	786,842
Deferred revenue	520,818	564,594
Short-term portion of deferred rent	1,810	3,057
Short-term portion of capital lease obligation	44,561	45,020
Total current liabilities	3,089,091	5,764,260

Long-term portion of deferred rent	--	--
Capital lease obligation, net of current portion	56,834	67,851

Total liabilities	3,145,925	5,832,111
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares
authorized; 0 and 195,214 shares issued and outstanding,
respectively, liquidation value $3,416,245	--	195
Common stock, $0.001 par value; 110,000,000 and 110,000,000 shares authorized, respectively; 52,522,699 shares and 50,494,759 shares
issued and outstanding, respectively	52,523	50,495
Stock warrants	38,666	38,666
Additional paid-in capital	60,753,969	60,667,229
Accumulated deficit	(53,360,425)	(52,984,325)

Total stockholders’ equity	7,484,733	7,772,260

Total liabilities and stockholders’ equity	$10,630,658	$13,604,371

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WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2007	2006
	(unaudited)
Revenues, net	$2,852,370	$2,683,906
Cost of sales (including amortization and depreciation of $110,049
and $101,837, respectively)	2,196,835	1,966,981

Gross profit	655,535	716,925
Sales and marketing	203,443	204,428
General & administrative	841,175	780,454
Depreciation expense	15,550	6,976

Loss from operations	(404,633)	(274,933)
Interest income	31,838	18,349
Interest expense	(3,305)	(1,596)

Net (loss) earnings before income tax	$(376,100)	$(258,180)
Income tax benefit, net	--	--

Net (loss) earnings	$(376,100)	$(258,180)

Basic and diluted net (loss) earnings per share	$(0.01)	$(0.01)

Basic and diluted weighted average shares outstanding	51,937,845	39,338,341

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WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2007	2006
	(unaudited)
Cash flows from operating activities:
Net (loss) earnings	$(376,100)	$(258,180)
Adjustments to reconcile net earnings (loss) to net cash
provided by (used in) operating activities:
Depreciation expense	24,491	7,706
Amortization expense	101,107	101,107
Stock compensation expense	--	5,625
Stock options expense	63,976	61,063
Changes in assets and liabilities
Accounts receivable	2,927,298	701,862
Prepaid expenses and other assets	(90,015)	46,655
Other assets	--	35,584
Accounts payable and accrued expenses	(2,648,016)	(1,025,968)

Net cash (used in) provided by operating
Activities	$2,741	$(324,546)

Net cash flows from investing activities:
Purchase of property and equipment	(22,389)	(10,575)
Software development costs	--	--

Net cash flows used in investing activities	$(22,389)	$(10,575)

Net cash used in financing activities
Principal payments under capital lease obligation	(11,476)	--
Costs related to registration statement	(28,207)	(213,693)
Proceeds from exercise of stock options	26,110	81,493
Proceeds from exercise of warrants	--	20,000
Costs related to warrant exercise	--	(166,600)

Net cash used in financing activities	$(13,573)	$(278,800)

Net decrease in cash	$(33,221)	$(613,921)

Cash and cash equivalents, beginning of
Period	$2,774,813	$2,526,635

Cash and cash equivalents, end of period	$2,741,592	$1,912,714

Supplementary information:
Liabilities incurred but not yet paid relating to
registration statement	$1,513	$136,669
Cash paid for interest	$3,305	$--

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